Exhibit 99.3
Insperity Appoints New Independent Director to Board
HOUSTON - November 1, 2016 - Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today announced that its board of directors has appointed Timothy Clifford as a new independent director.
“Tim brings extensive executive experience in the HR technology and HR services industries, as well as significant executive and entrepreneurial experience with start-up and growth companies.” said Paul J. Sarvadi, chairman and chief executive officer. “We look forward to the additional expertise and insight Tim will bring to our board for the benefit of Insperity shareholders, the company, and our small business and emerging growth clients.”
Mr. Clifford currently serves as president and chief executive officer of Frontline Education, a private equity backed cloud software company that manages human resources functions at over 7,500 public school districts in the U.S. From 2010 through 2013, Mr. Clifford was a corporate officer and co-president of Automatic Data Processing (NYSE:ADP) National Accounts, a $2.5 billion human capital management software and services business serving the largest U.S. companies and was the co-founder and chief executive officer of Workscape, Inc., a pioneering cloud software provider to the human capital management industry, from 1999 until its acquisition by ADP in 2010. Prior to Workscape, he held executive positions at HealthPlan Services, Consolidated Group and Prudential Insurance Company. He has also served as a director and audit committee member of Carbonite Inc. (Nasdaq:CARB). Mr. Clifford holds a Bachelor's degree in liberal arts from Northeastern University in Boston.
Mr. Clifford has been appointed as a Class II director with a term expiring at annual meeting of the stockholders in 2018.
About Insperity

Insperity, a trusted advisor to America’s best businesses for more than 30 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Software, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2015 revenues of $2.6 billion, Insperity operates in 60 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) the competitive environment in the PEO industry may impact growth and/or profitability; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; (x) failure of our information technology systems; (xi) an adverse final judgment or settlement of claims against Insperity; and (xii) the actions of certain stockholders could disrupt our business. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

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